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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of Earliest Event Reported): January 7, 2000


                         Arch Communications Group, Inc.
                         -------------------------------
              (Exact Name of Registrant as Specified in Its Charter


                                    Delaware
                                    --------
                 (State or Other Jurisdiction of Incorporation)

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
       0-23232                                          31-1358569
       -------                                          ----------
(Commission File Number)                   (I.R.S. Employer Identification No.)
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             1800 West Park Drive, Suite 250, Westborough, MA 01581
             ------------------------------------------------------
             (Address of Principal Executive Offices)       (Zip Code)


                                 (508) 870-6700
                                 --------------
              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
                                 --------------
         (Former Name or Former Address, if Changed Since Last Report)


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Item 5.  OTHER EVENTS

         On November 7, 1999, Arch Communications Group, Inc., a Delaware corporation ("Arch"), Paging Network, Inc., a Delaware corporation ("PageNet") and St. Louis Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Arch ("Merger Sub"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which Merger Sub will be merged with and into PageNet (the "Merger") with PageNet as the corporation surviving in the Merger.

         On January 7, 2000, PageNet, Arch and Merger Sub entered into an amendment to the Merger Agreement so as to (i) increase the amount of common equity of Vast Solutions, Inc., a wholly owned subsidiary of PageNet, that PageNet may set aside for an employee stock option, stock ownership or other similar plan from 15% to 20% of such equity ownership, and (ii) reduce the aggregate principal amount of senior secured debt financing PageNet and Arch must secure in order to consummate the Merger from $1.5 billion to an amount not less than $1.3 billion.


Item 7.  EXHIBITS

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99.1     Amendment to Agreement and Plan of Merger, dated as of January 7, 2000, by and among PageNet, Arch and Merger Sub.
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                                           ARCH COMMUNICATIONS GROUP, INC.


                                           By: /s/ Gerald J. Cimmino
                                              ----------------------------------
                                              Gerald J. Cimmino
                                              Vice President and Treasurer



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